Exhibit 23.1

www.rrbb.com
ROSENBERG RICH BAKER BERMAN & COMPANY
265 Davidson Avenue, Suite 210 • Somerset, NJ 08873-4120 • phone 908-231-1000 • fax 908-231-6894
111 Dunnell Road, Suite 100 • Maplewood, NJ 07040 • phone 973-763-6363 fax 973-763-4430

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANT FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated April 6, 2022, relating to the consolidated financial statements of Creatd, Inc. for the years ended December 31, 2021 and 2020.

Somerset, New Jersey

February 7, 2023